As filed with the Securities and Exchange Commission on November 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0583166
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vered Caplan

Chief Executive Officer

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. 666 Third Avenue New York, NY 10017 Tel: (212) 935-3000	Mark Cohen, Esq. Pearl Cohen Zedek Latzer Baratz LLP 1500 Broadway New York, NY 10036 Tel: (646) 878-0800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filter [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,825,962 shares	$4.82	$23,261,136.84	$2,537.79

(1)	This Registration Statement registers 4,825,962 shares of common stock of the Registrant. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on November 10, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2020

PROSPECTUS

ORGENESIS INC.

4,825,962 Shares of Common Stock

The selling stockholders of Orgenesis Inc. (“Orgenesis,” “we,” “us” or the “Company”) listed beginning on page 8 of this prospectus may offer and resell under this prospectus up to 4,825,962 shares of our common stock, par value $0.0001 per share (the “Common Stock”) acquired by the selling stockholders pursuant to the Purchase Agreement and the Merger Agreement (each as defined below). Certain of the selling stockholders acquired an aggregate of 3,400,000 shares of Common Stock (the “Tamir selling stockholders”) from us pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated April 12, 2020, by and among the Company and Tamir Biotechnology, Inc. (“Tamir”). The shares of Common Stock issued to Tamir were distributed to Tamir’s stockholders that qualified as accredited investors pursuant to a plan of liquidation effected by Tamir following the closing of the Tamir Transaction (as defined below). Certain of the selling stockholders acquired 1,425,962 shares of Common Stock (the “Koligo selling stockholders” and, together with the Tamir selling stockholders, the “selling stockholders”) from us pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 26, 2020 (the “Merger Agreement”), by and among the Company, Orgenesis Merger Sub, Inc. (“Merger Sub”), Koligo Therapeutics Inc. (“Koligo”), the shareholders of Koligo (collectively, the “Koligo Shareholders”), and Long Hill Capital V, LLC (“Long Hill”), solely in its capacity as the representative, agent and attorney-in-fact of the Koligo Shareholders.

Pursuant to the Purchase Agreement and a Joinder Agreement entered into by the Tamir selling stockholders, we are registering the resale of 3,400,000 shares of Common Stock covered by this prospectus as required by the Registration Rights Agreement we entered into with the Tamir selling stockholders on April 23, 2020 (the “Tamir Registration Rights Agreement”). Pursuant to the Merger Agreement entered into by the Koligo selling stockholders, we are registering the resale of 1,425,962 shares of Common Stock covered by this prospectus as required by the Registration Rights and Lock-Up Agreement we entered into with the Koligo selling stockholders on October 15, 2020 (the “Koligo Registration Rights Agreement”). The selling stockholders will receive all of the proceeds from any sales of the shares of Common Stock offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

The selling stockholders may sell these shares of Common Stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 16 of this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ORGS.” The last reported sale price of our Common Stock on November 13, 2020 was $4.86 per share.

Investing in our Common Stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 5 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2020

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Orgenesis,” the “Company,” “we,” “us” and “our” refer to Orgenesis Inc.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

Corporate Overview

We are a pioneering global biotech company in the Cell & Gene Therapy (“CGT”) industry focused on unlocking the full potential of personalized therapies and closed processing systems with the ultimate aim of providing life-changing treatments to large numbers of patients at reduced costs in a point-of-care setting. We pursue this strategy through a point-of-care platform (“CGT Biotech Platform”) that combines therapeutics and technologies via a network of collaborative research institutes and hospitals, and including via its mobile processing units, around the world.

We had historically also operated a Contract Development and Manufacturing Organization (“CDMO”) platform, which provided contract manufacturing and development services for biopharmaceutical companies (the “CDMO Business”). On February 2, 2020, we sold our CDMO Business when we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with GPP-II Masthercell LLC (“GPP” and together with the Company, the “Sellers”), Masthercell Global Inc. (“Masthercell” ) and Catalent Pharma Solutions, Inc. (the “Buyer”). Pursuant to the terms and conditions of the Purchase Agreement, on February 10, 2020, the Sellers sold 100% of the outstanding equity interests of Masthercell to Buyer (the “Masthercell Sale”) for an aggregate nominal purchase price of $315 million, subject to customary adjustments. After accounting for GPP’s liquidation preference and equity stake in Masthercell as well as other investor interests in MaSTherCell, S.A., distributions to Masthercell option holders and transaction costs, we received approximately $126.7 million. We determined that the Masthercell business (“Discontinued Operation”) met the criteria to be classified as a discontinued operation as of the first quarter of 2020. The Discontinued Operation includes most of the previous CDMO Business, including majority-owned Masthercell, including its subsidiaries Cell Therapy Holdings S.A., MaSTherCell, S.A. and Masthercell U.S.

We conduct our operations through our wholly-owned subsidiaries. The subsidiaries are as follows:

●	United States: Orgenesis Maryland Inc. (the “U.S. Subsidiary”) is the center of activity in North America currently focused on technology licensing and the setting up of the POCare Network (as defined below).

●	European Union: Orgenesis Belgium SRL (the “Belgian Subsidiary”) is the center of activity in Europe currently focused on process development and preparation of European clinical trials.

●	Israel: Orgenesis Ltd. (the “Israeli Subsidiary”) is the center for research and technology, as well as a provider of regulatory, clinical and pre-clinical services, and Atvio Biotech Ltd. is a provider of cell-processing services in Israel.

●	Korea: Orgenesis Korea Co. Ltd. (the “Korean Subsidiary”), previously known as CureCell Co. Ltd., is a provider of processing and pre-clinical services in Korea. We own 94.12% of the Korean Subsidiary.

CGT Biotech Platform

Business Strategy

Our CGT Biotech Platform consists of: (a) POCare Therapeutics, a pipeline of licensed CGTs, anti-viral and proprietary scientific know-how; (b) POCare Technologies, a suite of proprietary and in-licensed technologies which are engineered to create customized processing systems for affordable point-of-care therapies; and (c) a POCare Network, a collaborative, international ecosystem of leading research institutions and hospitals committed to clinical development and supply of CGTs at the point-of-care (“POCare Network”). By combining science, technologies and a collaborative network, we believe that we are able to identify the most promising new autologous therapies and provide a pathway for them to reach patients more quickly, more efficiently and in a scalable way, thereby unlocking the power of cell and gene therapy for all patients. Autologous therapies are produced from a patient’s own cells, instead of mass-cultivated donor-cells, or allogeneic cells. Allogeneic therapies are derived from donor cells and, through the construction of master and working cell banks, are produced on a large scale. Autologous therapies are derived from the treated patient and manufactured through a defined protocol before re-administration and generally demand a more complex supply chain. Currently with the CGT market relying heavily on production and supply chain of manufacturing sites, we believe our CGT Biotech Platform may help overcome some of the development and supply challenges with bringing these therapies to patients.

In pursuit of this focus, we have been forming key strategic relationships with leading research institutions and hospitals around the world. We are also licensing breakthrough technologies, including via our mobile processing units, which complement our offerings and support our model. As a result, we believe that we now have significant expertise and capabilities across a wide range of therapies and supporting technologies, including, but not limited to, Tumor Infiltrating Lymphocytes (“TILs”), CAR-T and CAR-NK, dendritic cell technologies, exosomes and bioxomes and viral vectors. We believe that these capabilities enable us to launch an aggressive push into a wide array of promising new potential therapies.

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We are developing an efficient and streamlined organization, whereby we are able to share both costs and revenues with our partners in order to avoid the historically high development costs associated with CGT drug development. We believe we have developed a truly unique model with the ability to cost-effectively develop and produce CGTs at scale, which we believe has the potential to transform the CGT industry.

We consider the following to be the four pillars in order to advance our business strategy under our CGT Biotech Platform:

●	Innovation – This leverages our unique know-how and expertise for industrial processes, operational excellence, process development and optimization, quality control assays development, quality management systems and regulatory expertise.

●	Systems – We are developing cell production cGMP systems utilizing sensor technology and unique systems for biological production, closed system technology for processing cells, proprietary virus/ media technologies and partnerships with key system providers.

●	Cell & Gene Products – We intend to grow our internal asset pipeline consisting of our unique portfolio of immuno-oncology related technologies, anti-viral therapies, MSC and liver-based therapies and secretome-based therapies.

●	Distribution – This is our POCare Network which is designed to enable development, commercialization and distribution of CGTs via the installation of point-of-care systems in major hospitals in key geographies (i.e., Europe, North America, Asia, South America etc.), thereby creating a regional and international system network to serve as our distribution channel.

While our CGT Biotech Platform is currently limited to early stage development to overcome certain industry challenges, we intend to continue developing our global POCare Network, with the goal of developing CGTs via joint ventures with partners who bring strong regional networks. Such networks include partnerships with leading research institutions and local hospitals which allows us to engage in continuous in-licensing of, namely, autologous therapies from academia and research institutes, co-development of hospital and academic-based therapies, and utilization of hospital networks for clinical development of therapies.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for each of the quarter ended March 31, 2020, the quarter ended June 30, 2020, and for the quarter ended September 30, 2020, each incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We were incorporated in the state of Nevada on June 5, 2008 under the name Business Outsourcing Services, Inc. Effective August 31, 2011, we completed a merger with our subsidiary, Orgenesis Inc., a Nevada corporation, which was incorporated solely to effect a change in its name. As a result, we changed our name from “Business Outsourcing Services, Inc.” to “Orgenesis Inc.”

Our website address is www.orgenesis.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404.

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THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders	Up to 4,825,962 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock by the selling stockholders.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	ORGS

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares of Common Stock sold to the selling stockholders, as described under “The Acquisitions” and “Selling Stockholders.” When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, the accompanying prospectus and in the documents we incorporate by reference into this prospectus and accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for each of the quarter ended March 31, 2020, for the quarter ended June 30, 2020, and for the quarter ended September 30, 2020. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

THE ACQUISITIONS

On April 12, 2020, we entered into the Purchase Agreement with Tamir, pursuant to which we issued 3,400,000 shares of Common Stock and $2,500,000 in cash for certain assets and liabilities of Tamir related to the discovery, development and testing of therapeutic products for the treatment of diseases and conditions in humans, including all rights to ranpirnase and use for antiviral therapy (the “Tamir Transaction”). The shares of Common Stock issued to Tamir were distributed to the selling stockholders that qualified as accredited investors pursuant to a plan of liquidation effected by Tamir following the closing of the Tamir Transaction. Pursuant to a Joinder Agreement entered into by the selling stockholders, the selling stockholders that hold at least 5,000 shares of Common Stock are subject to a standstill and lock-up agreement prohibiting transfer or other disposition of such shares for a period of one year following the Tamir closing and are subject to limited dispositions for an additional six months thereafter.

In connection with the Tamir Transaction, we entered into the Tamir Registration Rights Agreement with the Tamir selling stockholders pursuant to which we are obligated, among other things, to file a registration statement with the SEC for purposes of registering their shares of Common Stock for resale by the Tamir selling stockholders, use our commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing and maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume.

The foregoing descriptions of the Purchase Agreement and the Tamir Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement and the form of Tamir Registration Rights Agreement, respectively, copies of which are attached as Exhibit 10.1 and Exhibit C to Exhibit 10.1, respectively, to the Current Report on Form 8-K dated April 13, 2020, and are incorporated herein by reference.

On September 26, 2020, we entered into the Merger Agreement with Koligo, pursuant to which we acquired Koligo through the merger of Merger Sub with and into Koligo, with Koligo surviving as our wholly-owned subsidiary (the “Merger” and, together with the Tamir Transaction, the “Acquisitions”). At the closing of the Merger (the “Effective Time”), the shares of capital stock of Koligo that were issued and outstanding immediately prior to the Effective Time were automatically cancelled and converted into the right to receive, subject to customary adjustments, an aggregate of 2,061,713 shares of Common Stock which were issued to Koligo’s accredited investors (with certain non-accredited investors being paid solely in cash in the amount of approximately $20,000) in accordance with the terms of the Merger Agreement.

In connection with the Merger, we entered into the Koligo Registration Rights Agreement, pursuant to which we are obligated, among other things, to (i) file a registration statement with the SEC within 45 days after receipt of a request for a Demand Registration (as defined in the Koligo Registration Rights Agreement) for purposes of registering their shares of Common Stock for resale by the Koligo selling stockholders, (ii) cause the registration statement declared effective as soon as reasonably practicable after filing, and in any event no later than 90 days after receipt of such Demand Registration (or 120 days after receipt of such Demand Registration if the registration statement is reviewed by the SEC), and (iii) maintain the registration for a period of three years from the date of its initial effectiveness, unless prior to the end of such three-year period, (A) all registrable securities that are the subject of the registration statement are disposed, or (B) after two years from the effective date of the registration statement, all registrable securities that are the subject of the registration statement are sold without registration pursuant to Rule 144 under the Securities Act, without restrictions as to volume or manner-of-sale.

The foregoing descriptions of the Merger Agreement and the Koligo Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement and the form of Koligo Registration Rights Agreement, respectively, copies of which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to the Current Report on Form 8-K dated October 1, 2020, and are incorporated herein by reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Forward-looking statements made in this prospectus include statements about:

Corporate

●	our ability to increase revenues;
●	our ability to achieve profitability;
●	our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;
●	our ability to manage the growth of our company;
●	our ability to attract and retain key scientific or management personnel and to expand our management team;
●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing;
●	our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry;
●	the effects that the COVID-19 outbreak, or similar pandemics, could have on our business and CGT Biotech Platform;

POC Business

●	our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;
●	our ability to develop, through our Israeli Subsidiary, to the clinical stage a new technology to transdifferentiate liver cells into functional insulin-producing cells, thus enabling normal glucose regulated insulin secretion, via cell therapy;
●	our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;
●	our ability to implement our point-of-care cell therapy (“POC”) strategy in order to further develop and advance autologous therapies to reach patients;
●	expectations regarding the ability of our U.S. Subsidiary, Israeli Subsidiary and Belgian Subsidiary to obtain additional and maintain existing intellectual property protection for our technologies and therapies;
●	our ability to commercialize products in light of the intellectual property rights of others;
●	our ability to obtain funding necessary to start and complete such clinical trials;
●	our belief that Diabetes Mellitus will be one of the most challenging health problems in the 21st century and will have staggering health, societal and economic impact;
●	our belief that our diabetes-related treatment seems to be safer than other options;
●	our relationship with Tel Hashomer Medical Research Infrastructure and Services Ltd. (“THM”) and the risk that THM may cancel the License Agreement;
●	expenditures not resulting in commercially successful products;

Sale of Masthercell and the CDMO Business

●	our dependence on the financial results of our POC business;
●	our ability to grow our POC business and to develop additional joint venture relationships in order to produce demonstrable revenues;
●	our ability to effectively utilize the proceeds from the sale of Masthercell;
●	potential adverse effects to our POC business resulting from the announcement of the sale of Masthercell;

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●	the restriction on our ability to engage in the CDMO business outside Israel and Korea pursuant to a non-competition covenant in the Masthercell purchase agreement;
●	our obligation to indemnify Catalent Pharma Solutions for certain losses and litigation resulting from breaches of certain representations and warranties set forth in the Purchase Agreement relating to the sale of Masthercell; and
●	our ability to meet the continued listing requirements of the Nasdaq Capital Market.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for each of the quarter ended March 31, 2020 and for the quarter ended June 30, 2020, any of which may cause our Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should also consider carefully the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus, in the accompanying prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders named in this prospectus. The selling stockholders will receive all of the proceeds from this offering.

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SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 4,825,962 shares of our Common Stock by the selling stockholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The shares of Common Stock covered hereby were issued by us in the Acquisitions. See “The Acquisitions” beginning on page 5 of this prospectus.

The table below sets forth information as of November 16, 2020, to our knowledge, for the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholders. The second column lists the number of shares of Common Stock and percentage beneficially owned by the selling stockholders as of November 16, 2020. The third column lists the maximum number of shares of Common Stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our Common Stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the stockholder has the right to acquire within 60 days of November 16, 2020. The percentage of beneficial ownership for the selling stockholders is based on 24,156,183 shares of our Common Stock outstanding as of November 16, 2020 and the number of shares of our Common Stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of November 16, 2020 beneficially owned by the applicable selling stockholder. Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or has any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders in connection with the filing of this prospectus, as well as information obtained from relevant Schedule 13D and 13G filings.

The shares of Common Stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of such registration statement, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their Common Stock.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares owned prior to the closing			Number of Shares of	Shares of Common Stock to Be Beneficially Owned Upon
Selling Stockholder	of the Offer			Common Stock Being	Completion of this Offering
	Number		%(1)	Offered	Number	%
Gakasa Holding, LLC	1,316,364	(2)	5%	1,316,364	-	-
Unilab LP	476,004	(3)	2%	476,004	-	-
Jamie Sulley	28,923	(4)	*	28,923	-	-
Joanne Barsa	1,348	(5)	*	1,348	-	-
John P. Brancaccio	2,158	(6)	*	2,158	-	-
Paul M. Weiss	2,158	(7)	*	2,158	-	-
Francis Patrick Ostronic	4,636	(8)	*	4,636	-	-
Matthias Bohn	6,439	(9)	*	6,439	-	-
Global Restructuring Advisors GmbH	51,513	(10)	*	51,513	-	-
Emerance Gummels	3,226	(11)	*	3,226	-	-
Midor Investments	165,515	(12)	*	165,515	-	-
Fragrant Partners	457,991	(13)	2%	457,991	-	-
Rubin Children Trust	55,049	(14)	*	55,049	-	-
Revach Fund LP	114,042	(15)	*	114,042	-	-
Chaim Davis	35,788	(16)	*	35,788	-	-
W-Net Fund I, LP	195,992	(17)	*	195,992	-	-

8

Eric Stoppenhagen	88,891	(18)	*	88,891	-	-
Artic Investments LLC	55,023	(19)	*	55,023	-	-
Fridator Trust No. 4	47,892	(20)	*	47,892	-	-
Stephen and Suzanne Loughrey	100,574	(21)	*	100,574	-	-
Boris Ratiner	14,110	(22)	*	14,110	-	-
Mark H. Jay	18,540	(23)	*	18,540	-	-
Douglas Keller	3,785	(24)	*	3,785	-	-
Richard Patry	9,659	(25)	*	9,659	-	-
Oliver Gödje	2,256	(26)	*	2,256	-	-
Arc Group Ventures LLC	23,445	(27)	*	23,445	-	-
NewCo. Limited	53,918	(28)	*	53,918	-	-
Douglas and Lori Keller	34	(29)	*	34	-	-
Lori Stern	443	(30)	*	443	-	-
Joseph A. Stewart	664	(31)	*	664	-	-
Gary Padykula	829	(32)	*	829	-	-
Judith A. Soniat	3	(33)	*	3	-	-
Albert T. Barlow & Marie C. Barlow	773	(34)	*	773	-	-
Curtis Lee McLendon & Elizabeth Ann McLendon	7	(35)	*	7	-	-
Peter Nordin APS	707	(36)	*	707	-	-
Elizabeth Wilson	19	(37)	*	19	-	-
Natalie R. Suna And Aron Suna JTWROS	11	(38)	*	11	-	-
Claire Louise Suna And Aron Suna JTWROS	11	(39)	*	11	-	-
Aron Suna	7	(40)	*	7	-	-
Marjorie M. Suna	7	(41)	*	7	-	-
Phillip Alexander Suna & Aron Suna JT/WROS	11	(42)	*	11	-	-
James Illing And Roberta Illing JTWROS	22	(43)	*	22	-	-
Molly Karp	286	(44)	*	286	-	-
Stanislaw Mikulski	193	(45)	*	193	-	-
James Francis Cope	1	(46)	*	1	-	-
James O. McCash	284	(47)	*	284	-	-
James Reskin	1	(48)	*	1	-	-
Rhoda Behr Reskin	2	(49)	*	2	-	-
Charles T. Lanktree & Donna B Lanktree	72	(50)	*	72	-	-
Peter J. Marconi	2	(51)	*	2	-	-

9

McCash Family Limited Partnership	12,718	(52)	*	12,718	-	-
Debra L. McCash	38	(53)	*	38	-	-
Mary M. McCash Trust Declaration Declared October 20 2008	5,961	(54)	*	5,961	-	-
Colleen A. Lowe	5,961	(55)	*	5,961	-	-
David J. McCash	5,961	(56)	*	5,961	-	-
James McCash Revocable Trust of 1997 Restated 2/28/00	8,885	(57)	*	8,885	-	-
Donna M. McCash	2,475	(58)	*	2,475	-	-
The Michael J McCash Living Trust	5,961	(59)	*	5,961	-	-
Corinne M. Poquette	5,961	(60)	*	5,961	-	-
Steven A. Poquette	19	(61)	*	19	-	-
Dennis P. Bowers	3	(62)	*	3	-	-
Michael H. Dickman Or Evelyn A. Dickman	7	(63)	*	7	-	-
Michael H. Dickmann	38	(64)	*	38	-	-
Estate of Ralph V. St. John	162	(65)	*	162	-	-
Margaret Alice McDaniel	38	(66)	*	38	-	-
Troy E Matherne	19	(67)	*	19	-	-
Michael J Pietila & Kathleen Sue Pietila	203	(67)	*	203	-	-
Gary M Padykula & Pamela Padykula	4	(67)	*	4	-	-
Gail Yamner	3	(67)	*	3	-	-
Vera Wu	5	(67)	*	5	-	-
CARL WU CUST MELANIE WU UTMA VA	13	(67)	*	13	-	-
CARL WU CUST ALEXANDER WU UTMA VA	15	(67)	*	15	-	-
Stan M Mikulski	367	(67)	*	367	-	-
RICHARD MICHAEL PATRY CUST RICHARD EDWARD PATRY UTMA CT	58	(67)	*	58	-	-
Eric R Bober & Andrea Z Bober	13	(67)	*	13	-	-
Richard Michael Patry	286	(67)	*	286	-	-
Jerome J Medney	193	(67)	*	193	-	-
Carl Wu	73	(67)	*	73	-	-

10

FMTC CUSTODIAN - ROTH IRA FBO ALBERT T BARLOW	40	(67)	*	40	-	-
FMTC CUSTODIAN - ROTH IRA FBO MARIE C BARLOW	9	(67)	*	9	-	-
Diane E & Peter M Buccieri Ttee The Buccieri Family Trust U/A 10/11/19 FBO Peter M & Diane M Buccieri	81	(67)	*	81	-	-
Morris Yamner	3	(67)	*	3	-	-
Mark Charles Rosenblum & Ann Patrice Osterdale	243	(67)	*	243	-	-
FMT CO CUST IRA ROLLOVER FBO MELBA I OVALLE	14	(67)	*	14	-	-
FMT CO CUST IRA FBO BARBARA L TILLY	1	(67)	*	1	-	-
FMT CO CUST IRA ROLLOVER FBO TROY E MATHERNE	167	(67)	*	167	-	-
FMT CO CUST IRA FBO PETER M BUCCIERI	829	(67)	*	829	-	-
FMT CO CUST IRA FBO SAFWAN MAURICE RACHED	117	(67)	*	117	-	-
FMT CO CUST SEPP IRA FBO ROBERT E LEE	23	(67)	*	23	-	-
FMT CO CUST IRA ROLLOVER FBO LORI STERN	782	(67)	*	782	-	-
FMTC CUSTODIAN - ROTH IRA FBO RICHARD MICHAEL PATRY	71	(67)	*	71	-	-
FMT CO CUST IRA ROLLOVER FBO LOUIS MAZZEO	15	(67)	*	15	-	-
FMTC CUSTODIAN - ROTH IRA FBO JOHN ROBERT GOULD	7	(67)	*	7	-	-
FMT CO CUST IRA ROLLOVER FBO CHESTER D TILLYNH 03079-3561	6	(67)	*	6	-	-
FMT CO CUST IRA FBO MICHELE DIER	38	(67)	*	38	-	-
FMTC CUSTODIAN - ROTH IRA FBO MICHAEL J PIETILA	195	(67)	*	195	-	-

11

FMTC CUSTODIAN - ROTH IRA FBO KATHLEEN SUE PIETILA	9	(67)	*	9	-	-
FMT CO CUST IRA ROLLOVER FBO RICHARD MICHAEL PATRY	2,000	(67)	*	2,000	-	-
FMT CO CUST IRA ROLLOVER FBO CHARLES R RICHTER	79	(67)	*	79	-	-
FMT CO CUST IRA ROLLOVER FBO MARK CHARLES ROSENBLUM	101	(67)	*	101	-	-
FMT CO CUST IRA FBO BRUCE NELSON PROCTOR	1	(67)	*	1	-	-
FMTC TTEE MCKESSON CORP PSIP FBO CHI H HO	7	(67)	*	7	-	-
Janet Dudek	38	(68)	*	38	-	-
Tamir Biotechnology, Inc.	56	(69)	*	56	-	-
Long Hill Capital V, LLC	1,350,526	(70)	6%	1,350,526	-	-
Maxim Group LLC	66,910	(71)	*	66,910	-	-
University of Louisville Research Foundation, Inc.	8,526	(72)	*	8,526	-	-

*Less than one percent

(1)	Based on a denominator equal to the sum of (i) 24,156,183 shares of our Common Stock outstanding on November 16, 2020 and (ii) the number of shares of our Common Stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of November 16, 2020 beneficially owned by the applicable selling stockholder.

(2)	Fred Knoll, in his capacity as Manager of Gakasa Holdings, LLC, may be deemed to have investment discretion and voting power over the shares held by Gakasa Holdings, LLC. The address of the selling stockholder is 5 East 44th St., Suite 12, New York, NY 10017.

(3)	Unilab GP, Inc. is the general partner of Unilab LP and each of F. Patrick Ostronic and Katarzyna Kusmierz are managers of Unilab GP, Inc. Each of Unilab GP, Inc., Mr. Ostronic and Ms. Kusmierz may be deemed to have investment discretion and voting power over the shares held by Unilab LP. The address of the selling stockholder is 966 Hungerford Dr Ste 3B, Rockville, MD, 20850.

(4)	The address of the selling stockholder is PO Box 1311, Rancho Santa Fe, CA 92067.

(5)	The address of the selling stockholder is 4920 Sandshore Ct., San Diego, CA 92130.

(6)	The address of the selling stockholder is 238 Norwich Ct., Madison, NJ 07940.

(7)	The address of the selling stockholder is 6802 Forest Glade Ct., Middleton, WI 53562.

(8)	The address of the selling stockholder is 966 Hungerford Dr., Ste 3B, Rockville, MD 20850.

(9)	The address of the selling stockholder is Wilbrechtstrass E56 A, Munich, Germany 81477.

12

(10)	Dr. Oliver Maas, in his capacity as the Managing Director and sole shareholder of Global Restructuring Advisors GmbH, may be deemed to have investment discretion and voting power over the shares held by Global Restructuring Advisors GmbH. The address of the selling stockholder is Brienner Strasse 12, Munich, Germany 80333.

(11)	The address of the selling stockholder is 2334 SW 24 St, Miami, FL 33145.

(12)	Aryeh Rubin, in his capacity as President of Midor Investments, may be deemed to have investment discretion and voting power over the shares held by Midor Investments. The address of the selling stockholder is 5 East 44th St., Suite 12, New York, NY 10017.

(13)	Aryeh Rubin, in his capacity as the General Partner of Fragrant Partners, may be deemed to have investment discretion and voting power over the shares held by Fragrant Partners. The address of the selling stockholder is 3029 NE 188th Street, Suite 1114, Aventura, FL 33180.

(14)	Aryeh Rubin, in his capacity as Trustee of Rubin Children Trust, may be deemed to have investment discretion and voting power over the shares held by Rubin Children Trust. The address of the selling stockholder is 3029 NE 188th Street, Suite 1114, Aventura, FL 33180.

(15)	Chaim Davis, in his capacity as Managing Member of Revach Fund LP, may be deemed to have investment discretion and voting power over the shares held by Revach Fund LP. The address of the selling stockholder is 80 Brainard Road, West Hartford, CT 06117.

(16)	The address of the selling stockholder is 80 Brainard Road, West Hartford, CT 06117.

(17)	David Weiner, in his capacity as General Partner of W-Net Fund I, LP, may be deemed to have investment discretion and voting power over the shares held by W-net Fund I, LP. The address of the selling stockholder is 12400 Ventura Boulevard #327, Studio City, CA 91604.

(18)	The address of the selling stockholder is 8908 Splitarrow Dr., Austin, TX 78717.

(19)	Arnold Giane, in his capacity as Manager of Artic Investments LLC, may be deemed to have investment discretion and voting power over the shares held by Artic Investments LLC. The address of the selling stockholder is 10155 Collins Ave, Suite 610, Bal Harbour, FL 33154.

(20)	Tanya Josefowitz and Pierre Sebaste, in their capacity as Beneficiaries of Fridator Trust No. 4, may be deemed to have investment discretion and voting power over the shares held by Fridator Trust No. 4. The address of the selling stockholder is 40 Rue de Geneve, CP 471, 1225 Chene-Bourg, Switzerland.

(21)	The address of the selling stockholder is 71 Hillside Ave., Short Hills, NJ 07078.

(22)	The address of the selling stockholder is 18375 Ventura Blvd. #552, Tarzana, CA 91356.

(23)	The address of the selling stockholder is PO Box E, Short Hills, NJ 07078-0383.

(24)	The address of the selling stockholder is 49 Ontario Rd., Bellerose Village, NY 11001.

(25)	The address of the selling stockholder is 22 Crown Street, Milford, CT 06460.

(26)	The address of the selling stockholder is Ahornweg 1, D-82064 Strasslach, Germany.

(27)	Joseph Korff, in his capacity as the Principal of Arc Group Ventures LLC, may be deemed to have investment discretion and voting power over the shares held by Arc Group Ventures LLC. The address of the selling stockholder is 655 Third Ave., 28th Floor, New York, NY 10017.

(28)	Dmitri Merinson in his capacity as Director of NewCo. Limited, may be deemed to have investment discretion and voting power over the shares held by NewCo. Limited. The address of the selling stockholder is Alte Markstr. 5, 44801 Bochum, Germany.

(29)	The address of the selling stockholder is 49 Ontario Rd., Bellerose Village, NY 11001.

(30)	The address of the selling stockholder is 49 Ontario Rd., Bellerose Village, NY 11001.

13

(31)	The address of the selling stockholder is 6233 West Pinedale Circle, Crystal River, FL 34429.

(32)	The address of the selling stockholder is 547 Coldstream Drive, Berwyn, PA 19312.

(33)	The address of the selling stockholder is 6031 Hwy 311, Houma, LA 70360.

(34)	The address of the selling stockholder is 12611 Brookshire Ave., Baton Rouge, LA 70815.

(35)	The address of the selling stockholder is 30162 Silver Spur Rd., San Juan Capistrano, CA 92675.

(36)	Peter Nordin in his capacity as Manager of Peter Nordin APS, may be deemed to have investment discretion and voting power over the shares held by Peter Nordin APS. The address of the selling stockholder is Bakkevey 2A, DK-3070 Snekkersten.

(37)	The address of the selling stockholder is 1177 Edgebrook Dr., Winston-Salem, NC 27106.

(38)	The address of the selling stockholder is 1148 5th Ave., New York, NY 10128.

(39)	The address of the selling stockholder is 1148 5th Ave., New York, NY 10128.

(40)	The address of the selling stockholder is 1148 5th Ave., New York, NY 10128.

(41)	The address of the selling stockholder is 1148 5th Ave., New York, NY 10128.

(42)	The address of the selling stockholder is 1148 5th Ave., New York, NY 10128.

(43)	The address of the selling stockholder is 7305 Windaliere Dr., Cornelius, NC 28031.

(44)	The address of the selling stockholder is 7 Lisa Court, East Brunswick, NJ 08816.

(45)	The address of the selling stockholder is 47 Avon Drive, Essex Fells, NJ 07021.

(46)	The address of the selling stockholder is 12 Idlewood Dr., Greenville, SC 29609.

(47)	The address of the selling stockholder is N3820 S. Grand Oak Drive, Iron Mountain, MI 49801.

(48)	The address of the selling stockholder is 5809 Brittany Valley Rd., Louisville, KY 43222.

(49)	The address of the selling stockholder is 5809 Brittany Valley Rd., Louisville, KY 43222.

(50)	The address of the selling stockholder is 65 Ocean Crest Way, Unit 831, Palm Coast, FL 32137.

(51)	The address of the selling stockholder is 549 Beach 132nd St., Belle Harbor, NY 11694.

(52)	The address of the selling stockholder is W6720 Maplewood Drive, Iron Mountain, MI 49801.

(53)	The address of the selling stockholder is W6720 Maplewood Drive, Iron Mountain, MI 49801.

(54)	The address of the selling stockholder is 14208 Moonlit Way, Estero, FL 33928.

(55)	The address of the selling stockholder is 13639 S. Bridle Trail Road, Draper, UT 84020.

(56)	The address of the selling stockholder is 3748 West Lake Ellwood Road, Florence, WI 54121.

(57)	The address of the selling stockholder is N3820 S. Grand Oak Drive, Iron Mountain, MI 49801.

(58)	The address of the selling stockholder is N3820 S. Grand Oak Drive, Iron Mountain, MI 49801.

(59)	The address of the selling stockholder is W6720 Maplewood Drive, Iron Mountain, MI 49801.

(60)	The address of the selling stockholder is W4454 County Road 573, Vulcan, MI 49892.

14

(61)	The address of the selling stockholder is W4454 County Road 573, Vulcan, MI 49892.

(62)	The address of the selling stockholder is 627 Grandview Boulevard, Lancaster, PA 17601-4501.

(63)	The address of the selling stockholder is 1633 N. Prospect Ave. Unit 16A, Milwaukee, WI 53202.

(64)	The address of the selling stockholder is 1633 N. Prospect Ave. Unit 16A, Milwaukee, WI 53202.

(65)	The address of the selling stockholder is P.O. Box 1759, Madison, MS 39110.

(66)	The address of the selling stockholder is P.O. Box 1759, Madison, MS 39110.

(67)	The address of the selling stockholders is 499 Washington Boulevard, 5th Floor, Jersey City, NJ 07310.

(68)	The address of the selling stockholder is 1815 24th St. South, Arlington, VA 22202.

(69)	The address of the selling stockholder is 11 Deerpark Dr # 204, Monmouth Junction, NJ 08852.

(70)	Bergen Asset Management, LLC serves as the investment manager to Bergen Special Opportunity Fund, LP (the “Bergen Fund”). The Bergen Fund is the sole member of Long Hill. Bergen Partners (BSOF), LLC, a Delaware limited liability company, is the general partner of the Bergen Fund. Eugene Tablis is the Chief Investment Officer and Managing Director of Bergen Asset Management, LLC. Each of Bergen Asset Management, LLC, the Bergen Fund, Bergen Partners (BSOF), LLC and Mr. Tablis may be deemed to have investment discretion and voting power over the shares held by Long Hill. The address of the selling stockholder is c/o Bergen Asset Management, LLC, 1800 N. Military Trail, Boca Raton, FL 33431.

(71)	Michael Rabinowitz is the natural person with voting and dispositive power over the shares held by Maxim Group LLC. The address of the selling stockholder is 405 Lexington Avenue, 2nd Floor, New York, NY 10174.

(72)	The address of the selling stockholder is 300 E. Market St. Suite 300, Louisville, KY 40202.

15

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

16

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Tamir Registration Rights Agreement and the Koligo Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Tamir Registration Rights Agreement and the Koligo Registration Rights Agreement, or the selling stockholders will be entitled to contribution.

We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Tamir Registration Rights Agreement and the Koligo Registration Rights Agreement, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus is a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of Common Stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to Orgenesis Inc.’s Current Report on Form 8-K dated November 16, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Orgenesis Inc. for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of Common Stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the website of the SEC referred to above. You may also access our filings with the SEC on our website, which is located at http://www.orgenesis.com/. The information contained on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

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We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13 (a), 13(c), 14 or 15 (d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K):

●	our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020;
●	our quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020, our quarterly report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020, and our quarterly report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020;
●	our current reports on Form 8-K filed with the SEC on January 13, 2020, January 22, 2020, February 3, 2020, February 14, 2020, April 13, 2020, April 24, 2020, October 1, 2020, October 21, 2020 and November 16, 2020 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K); and
●	the description of our Common Stock which is filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents, which will be provided to you at no cost, by writing or telephoning us at the following address or telephone number: Orgenesis Inc., Attention: Corporate Secretary, 20271 Goldenrod Lane, Germantown MD 20876 or call (480) 659-6404.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the Registrant, in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount
SEC registration fee	$2,537.79
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$8,500.00
Total	$41,037.79

Item 15.	Indemnification of Directors and Officers.

Nevada Revised Statutes provide that:

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;

●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

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Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Item 16.	Exhibits and financial statement schedules.

(a)	Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on November 16, 2020.

ORGENESIS INC.

By:	/s/ Vered Caplan
Vered Caplan
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vered Caplan and Neil Reithinger, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vered Caplan
Vered Caplan	Chief Executive Officer and Director (principal executive officer)	November 16, 2020

/s/ Neil Reithinger
Neil Reithinger	Chief Financial Officer (principal financial officer and principal accounting officer)	November 16, 2020

/s/ David Sidransky
David Sidransky	Director	November 16, 2020

/s/ Guy Yachin
Guy Yachin	Director	November 16, 2020

/s/ Ashish Nanda
Ashish Nanda	Director	November 16, 2020

/s/ Yaron Adler
Yaron Adler	Director	November 16, 2020

/s/ Mario Philips
Mario Philips	Director	November 16, 2020

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EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of September 26, 2020 by and among Orgenesis Inc., Orgenesis Merger Sub, Inc., Koligo Therapeutics Inc., the Shareholders of Koligo and Long Hill Capital V, LLC, solely in its capacity as representative of the Shareholders (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on October 1, 2020)

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Asset Purchase Agreement, dated April 12, 2020, by and between Orgenesis Inc., and Tamir Biotechnology, Inc. (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on April 13, 2020)

10.2	Form of Registration Rights Agreement between Orgenesis Inc. and the Tamir Biotechnology, Inc. selling stockholders (incorporated by reference to Exhibit C to an exhibit to our Current Report on Form 8-K, filed on April 13, 2020

10.3	Form of Registration Rights and Lock-Up Agreement between the Company, Long Hill Capital V, LLC, Maxim Group, LLC and University of Louisville Research Foundation, Inc. (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on October 1, 2020)

23.1*	Consent of Kesselman & Kesselman

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in the signature page of this registration statement)

* Filed herewith.

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